As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLOOM ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0565408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4353 North First Street

San Jose, California 95134

(408) 543-1500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full title of the plan)

Shawn M. Soderberg

Executive Vice President, General Counsel and Secretary

Bloom Energy Corporation

4353 North First Street

San Jose, California 95134

(408) 543-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Bloom Energy Corporation (the “Registrant”) to register an additional 10,278,960 shares of Class A common stock, par value $0.0001 per share, issuable to employees of the Registrant and certain of its subsidiaries under the Bloom Energy Corporation 2018 Equity Incentive Plan (the “2018 Equity Plan”) and the Bloom Energy Corporation 2018 Employee Stock Purchase Plan (the “2018 ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on July  26, 2018 (Registration No. 333-226369), April  1, 2020 (Registration No.  333-237538) and February 26, 2021 (Registration No. 333-253625), which relate to the 2018 Equity Plan and the 2018 ESPP, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on September 7, 2018

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2020

4.3	Certificate of Designation of Series A Redeemable Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 30, 2021

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP

10.1	Bloom Energy Corporation 2018 Equity Incentive Plan, incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 9, 2018

10.2	Bloom Energy Corporation 2018 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 9, 2018

23.1	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP

23.2	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in signature page to this Registration Statement)

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of February, 2022.

BLOOM ENERGY CORPORATION

By:	/s/ Gregory Cameron
Name: Gregory Cameron Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints KR Sridhar and Gregory Cameron and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ KR Sridhar KR Sridhar	Founder, President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2022

/s/ Gregory Cameron Gregory Cameron	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2022

/s/ Michael Boskin Michael Boskin	Director	February 25, 2022

/s/ Mary K. Bush Mary K. Bush	Director	February 25, 2022

/s/ John T. Chambers John Chambers	Director	February 25, 2022

/s/ Jeffrey Immelt Jeffrey Immelt	Director	February 25, 2022

/s/ Scott Sandell Scott Sandell	Director	February 25, 2022

/s/ Eddy Zervigon Eddy Zervigon	Director	February 25, 2022